As filed with the Securities and Exchange Commission on November 5, 1996
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                          GLASGAL COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

                 Delaware                                94-2914253
      (State or other jurisdiction of                 (I.R.S. Employer
      Incorporation or organization)               Identification Number)

                               151 Veterans Drive
                           Northvale, New Jersey 07647
                                 (201) 768-8082
                      ------------------------------------
                   (Address, including zip code, and telephone
                  number, including area code, of Registrant's
                          principal executive offices)

                                  Isaac J. Gaon
                             Chief Executive Officer
                          Glasgal Communications, Inc.
                               151 Veterans Drive
                           Northvale, New Jersey 07647
                                 (201) 768-8082
      (Name, address and telephone number of agent for service of process)

                      ------------------------------------

                                   Copies to:

                            Robert H. Friedman, Esq.
                     Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                      ------------------------------------

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                      ------------------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                    Proposed          Proposed
                                                                     Maximum           Maximum
                                                   Amount to        Offering          Aggregate
Title of Each Class of                                 be             Price           Offering          Amount of Registration
Securities to be Registered                        Registered     Per Share(1)        Price(1)                   Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value issuable             2,756,938          $5.88         $16,210,795               $4,912.36
upon the conversion of preferred stock
==================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act") based upon the per share average of high and low sales prices of the Common Stock on the Nasdaq SmallCap Market on October 31, 1996.

================================================================================

PROSPECTUS

                          GLASGAL COMMUNICATIONS, INC.

                        2,756,938 SHARES OF COMMON STOCK

     This Prospectus relates to the registration of up to 2,756,938 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock") of Glasgal Communications, Inc., a Delaware corporation (the "Company"). The Shares may be offered by a certain holder (the "Selling Stockholder") of the Company's Series A Convertible Preferred Stock (the "Series A Preferred") and Series B Convertible Preferred Stock (the "Series B Preferred") upon the conversion of such Series A Preferred and Series B Preferred, respectively. The Selling Stockholder acquired the Series A Preferred pursuant to a certain Convertible Preferred Stock Purchase Agreement, dated as of September 30, 1996 (the "Series A Stock Purchase Agreement") and the Series B Preferred pursuant to a certain Convertible Preferred Stock Purchase Agreement, dated as of October 29, 1996 (the "Series B Stock Purchase Agreement").

     Each share of the Series A Preferred may be converted in whole or in part at the option of the Selling Stockholder or donees or transferees therefrom, at any time and from time to time after the expiration of the earlier to occur of
(i) 75 days after the original issue date of the Series A Preferred and (ii) the effectiveness of the Registration Statement of which this Prospectus is a part. Each share of the Series B Preferred may be converted in whole or in part at the option of the Selling Stockholder or donees or transferees therefrom, at any time and from time to time after the expiration of the earlier to occur of (i) 75 days after the original issue date of the Series B Preferred and (ii) the effectiveness of the Registration Statement of which this Prospectus is a part. Each share of Series A Preferred and Series B Preferred is convertible into that number of fully paid and nonassessable shares of Common Stock determined by the Conversion Formula (as defined below). The conversion formula for the Series A Preferred shall mean the Adjusted Face Amount (as defined below) on the date of conversion divided by the lower of (i) the average per share closing bid price of the Common Stock for the five (5) trading days immediately preceding the original issue date for the Series A Preferred, or (ii) 80% of the average closing bid price per share of Common Stock for the five (5) trading days immediately preceding the conversion date. The conversion formula for the Series B Preferred shall mean the Adjusted Face Amount (as defined below) on the date of conversion divided by the lower of (i) the average per share closing bid price of the Common Stock for the five (5) trading days immediately preceding the original issue date for the Series B Preferred, or (ii) 69.5% of the average closing bid price per share of Common Stock for the five (5) trading days immediately preceding the conversion date (the conversion formulas for the Series A Preferred and the Series B Preferred are collectively referred to hereinafter as the "Conversion Formula").

     Upon a liquidation of the Company, the holders of the Series A Preferred and Series B Preferred shall be entitled to receive from the Company out of the assets legally available for distribution, subject to the prior preferences on liquidation of any stock of the Company ranking senior to the Series A Preferred and the Series B Preferred, the sum of (i) $20.00, plus (ii) an amount equal to 6% per annum, which dividend rate shall accrue daily commencing the original issue date for the Series A Preferred or the Series B Preferred, as the case may be, and which shall continue to accrue until all amounts in respect of the Series A Preferred or the Series B Preferred shall have been paid in full to the holders thereof (the "Adjusted Face Amount") in respect of each share of Series A Preferred or Series B Preferred, calculated at the date of payment to the holder of such stock.

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder or upon conversion of the Series A Preferred and Series B Preferred. The Company has agreed to bear certain expenses including expenses of the Selling Stockholder's counsel not to exceed $5,000 (but excluding selling commissions and fees and expenses of other advisors to the Selling Stockholder) in connection with the registration and sale of the Shares being offered by the Selling Stockholder.

     The Shares may be offered by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest therefrom from time to time in transactions on one or more exchanges or in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Such transactions may be effected by selling the Shares to or though broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of the customary commissions). To the extent required, the specific Shares to be sold, the names of the holders, the public offering price, the names of such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.

     The Company's Common Stock is traded on the Nasdaq SmallCap Market ("Nasdaq") under the symbol ("GLAS"). On October 31, 1996, the closing bid price for the Common Stock on Nasdaq was $5-3/4.

--------------------------------------------------------------------------------

    AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF
                            RISK. SEE "RISK FACTORS,"
                               LOCATED AT PAGE 4.

--------------------------------------------------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS NOVEMBER [ ], 1996

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates in this Prospectus by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"): (i) the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1996 and (iii) the Company's Current Report on Form 8-K and Form 8-K/A dated July 31, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         The Company's  Application  for  registration of its Common Stock under
Section 12(b) of the Exchange Act filed with the Securities and Exchange Commission on May 2, 1996, is incorporated by reference into this Prospectus and shall be deemed to be a part thereof.

         Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests should be directed to the Company, 151 Veterans Drive, Northvale, New Jersey 07647, Attention: James M. Caci, telephone number (201) 768-8082.

                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN, AND AFFECTING THE BUSINESS OF, THE COMPANY BEFORE MAKING AN INVESTMENT DECISION. ON OCTOBER 31, 1996, THE COMPANY COMPLETED THE ACQUISITION OF DATATEC INDUSTRIES INC. ("DATATEC"). THE ACQUISITION WILL BE ACCOUNTED FOR ON A POOLING OF INTERESTS BASIS, HOWEVER, THE HISTORICAL FINANCIAL INFORMATION INCLUDED HEREIN DOES NOT CURRENTLY INCLUDE INFORMATION WITH RESPECT TO DATATEC, WHICH FINANCIAL INFORMATION WILL EVENTUALLY BE INCORPORATED BY REFERENCE HEREIN.

         WORKING CAPITAL DEFICIENCIES; HISTORY OF LOSSES. The Company has a history of limited working capital and had a working capital deficiency in the fiscal year ended April 30, 1995 of $2,412,000. In the fiscal year ended April 30, 1996, and the three months ended July 31, 1996, the Company had working capital of $2,470,000 and $2,412,000, respectively. In addition, although the Company had net income of $57,000 for the three months ended July 31, 1996, it incurred net losses of $1,643,000, and $1,180,000 for the fiscal years ended April 30, 1995 and 1996. There can be no assurance that the Company will generate sufficient revenues to meet expenses or to operate profitably in the future.

         REVOLVING CREDIT FACILITY. The Company's primary revolving credit facility expired on September 30, 1996. Datatec is a party to a revolving credit facility which expires on March 31, 1997. There can be no assurance that the Company will be able to enter into a new revolving credit agreement. If the Company is unable to enter into a new revolving credit agreement, the Company's business may be materially adversely affected.

         DEPENDENCE ON KEY PERSONNEL. The Company's future success depends in large part on the continued service of its key personnel. In particular, the loss of the services of Isaac Gaon, Chief Executive Officer, Robert Gadd, Vice President - Federal and Enterprise Systems, David Tobey, President of Computer Aided Software Integration, Inc. ("CASI"), of which the Company owns 80% of the issued and outstanding shares or Christopher Carey, President and Chief Executive Officer of Datatec, of which the Company owns approximately 98.5% of the issued and outstanding shares, could have a material adverse effect on the operations of the Company. The Company has an employment agreement with Mr. Gaon which expires on October 31, 1999, which may be terminated by the Company for cause or by Mr. Gaon for good reason. The Company has an employment agreement with Mr. Tobey which expires on April 30, 2001, which may be terminated by the Company for cause or by Mr. Tobey for good reason. The Company has an employment agreement with Mr. Gadd which expires on December 31, 1996 and which may be terminated by Mr. Gadd upon six months prior written notice to the Company. The Company has an employment agreement with Mr. Carey which expires on October 31, 1999, which may be terminated by the Company for cause or by Mr. Carey for good reason. The Company's future success and growth also depends on its ability to continue to attract, motivate and retain highly qualified employees, including those with the technical expertise necessary to operate the business of the Company. There can be no assurance that the Company will be able to attract, motivate and retain such persons.

         COMPETITION. The Company competes with other companies involved in the installation and servicing of local and wide area networks, the provision of software tools to systems integrations and the distribution of data communications equipment. These competitors include computer manufacturers, software vendors, telephone companies and distribution companies. These markets are highly competitive, and some companies with which the Company competes are substantially larger and have significantly greater resources than the Company. There can be no assurance that the Company will be able to compete successfully in the future.

         EXPORT SALES; ADVERSE EFFECT OF INABILITY TO COLLECT ALL EXPORT RECEIVABLES. For the fiscal year ended April 30, 1995, the fiscal year ended April 30, 1996 and the three months ended July 31, 1996 the Company had export sales which were approximately 11.7%, 8.5% and 6.7%, respectively, of net sales. While the Company attempts to obtain payment on export sales prior to shipment or to obtain letters of credit, it is not always able to do so. The collection of receivables pertaining to export sales is generally more difficult than the collection of receivables arising from domestic sales. There can be no assurance that the Company will be successful in its efforts to collect all of such receivables. The inability of the Company to collect all of such receivables could have an adverse effect on the Company's cash flows and revenues. Of net accounts receivable at July 31, 1996, approximately $567,000 (6.2%) were attributable to export sales. In addition, the Company's international business is subject to various risks common to international activities, including political instability, economic instability and recessions, the inherent difficulty of administering business abroad and the need to comply with a wide variety of foreign import and U.S. export laws, tariffs and other regulatory requirements. The Company's competitiveness in overseas markets generally may be negatively impacted when there is a significant increase in the value of the dollar against European currencies or the currencies of other countries where the Company does business. The Company also expects to continue to face heightened competition from manufacturers and distributors in the European market.

         CONTROL BY PRINCIPAL STOCKHOLDERS. Ralph Glasgal, the Chairman of the Board and President of the Company, through his beneficial ownership and through a voting agreement with Direct Connect International Inc. ("DCI") has the power to vote approximately 24% of the Common Stock. DCI has pledged 1,175,000 of the shares of

Common Stock it owns in the Company as collateral for a loan. If the pledgee were to become the owner of such shares, Mr. Glasgal would no longer have the power to vote such shares. In addition, Mr. Carey, President and Chief Executive Officer of Datatec has the power to vote approximately 18% of the Common Stock.

         EXTENDED LEAD TIMES FOR REALIZATION OF REVENUE. Due to the nature and size of orders that the Company is now pursuing there is a longer lead time between the initiation of prospective business and the consummation of a transaction, if any. Consequently, significantly more resources are required to manage this process. As such, there is likely to be substantial fluctuations in sales volume on a month-to-month and quarter-to-quarter basis. The pursuit of this type of business increases the Company's risk of failure, especially given its present level of working capital. As a result, if the Company experiences lower than expected sales volume for an extended period of time, there will be a material adverse effect on the Company.

         UNCERTAINTY OF REVENUES FROM RECENT CONTRACT. While the Company recently entered into a contract with Telos Corporation ("Telos") to act as a subcontractor under Telos' contract with the Immigration and Naturalization Service (the "INS"), the contract is an "open" contract, which may be cancelled by the INS at any time without penalty. While the Company has made sales of approximately $7,521,000 under this contract as of April 30, 1996, there can be no assurance that any future sales will result or that any such sales will result in profits for the Company. In addition, due to the United States government budget impasse, sales to date under this contract have been lower than expected. No assurance can be given as to when the budget impasse will be resolved.

         SHARES ELIGIBLE FOR FUTURE SALE. The sale, or availability for sale, of substantial amounts of Common Stock in the public market pursuant to Rule 144 or otherwise could adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities.

         The Redeemable Warrants and the shares of Common Stock underlying such Redeemable Warrants, upon exercise thereof, will be freely tradeable without restriction under the Securities Act, except for any Redeemable Warrants or shares of Common Stock purchased by an "affiliate" of the Company, which will be subject to the resale limitations of Rule 144 under the Securities Act. Also, an additional 950,000 redeemable warrants and the shares of Common Stock underlying such redeemable warrants are registered under the Securities Act. Holders of such redeemable warrants have agreed not to Transfer such redeemable warrants, or the underlying shares of Common Stock, prior to March 21, 1997, without the prior written consent of Joseph Stevens & Company and the Company.

         The shares of Common Stock issuable upon conversion of the Series A Preferred and the Series B Preferred will be freely tradeable without restriction under the Securities Act. As of the date hereof, approximately 1,244,540 shares of Common Stock would be issuable by the Company upon the conversion of the Series A Preferred and the Series B Preferred. Such number of shares of Common Stock may increase based upon the Conversion Formula.

         In addition, without the consent of Joseph Stevens & Company, the Company has agreed not to sell or offer for sale any of its securities prior to March 21, 1997, except pursuant to outstanding options and warrants and pursuant to the Company's existing option plan and no option shall have an exercise price that is less than the fair market value per share of Common Stock on the date of grant.

         NO DIVIDENDS. The Company has not paid dividends on its Common Stock since its inception, other than distributions made by the Predecessor (as hereinafter defined) to stockholders of the Predecessor in amounts sufficient to reimburse the Predecessor's stockholders for federal (and some state) income tax liabilities arising from the Predecessor's former status as an "S" corporation. The Company currently intends to retain earnings, if any, for use in the business and does not anticipate paying any dividends to its stockholders in the foreseeable future.

         RIGHTS OF COMMON STOCK SUBORDINATE TO EXISTING AND FUTURE PREFERRED STOCK. The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 4,000,000 shares of preferred stock, par value $.001 per share. The Company currently has outstanding 250,000 shares of Series A Preferred and 25,000 shares of Series B Preferred. The Series A Preferred and Series B Preferred are entitled to receive dividends in an amount of 6% per annum and are entitled to a preferential distribution on liquidation of the Company. In addition, the Company may be required to redeem the Series A Preferred and the Series B Preferred under certain circumstances. The Series A Preferred and the Series B Preferred are convertible into Common Stock in accordance with their respective Certificates of Designation. Holders of the Series A Preferred and the Series B Preferred are not entitled to vote on any matter submitted to the stockholders, provided, however, that the affirmative vote of the holders of a majority of the outstanding Series A Preferred or Series B Preferred, as the case may be, is required as to those matters which (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred or Series B Preferred or (ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation senior to, prior to or PARI PASSU with the Series A Preferred or Series B Preferred. If additional shares of preferred stock is issued in the future, the terms of a series of preferred stock may be set by the Company's Board of Directors without approval by the holders of the Common

Stock of the Company. Such terms could include, among others, preferences as to dividends and distributions on liquidation as well as separate class voting rights. The rights of the holders of the Company's Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.

         CERTAIN ANTI-TAKEOVER CHARTER PROVISIONS. The future issuance of preferred stock by the Company could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. Other than the Series A Preferred, the Series B Preferred, and Series C Convertible Preferred Stock, which the Company may issue on terms substantially the same as the Series A
Preferred and the Series C Preferred, the Company does not have any present plans to issue any additional shares of preferred stock.

         ACQUISITIONS. It is currently anticipated that a portion of the Company's future growth will result from acquisitions of other similar or complementary businesses. In October 1994, the Company consummated the acquisition of Signatel, Ltd. ("Signatel"). On April 24, 1996, the Company acquired 80% of the issued and outstanding capital stock of CASI, a provider of Software tools and services to systems integrators and independent Software vendors. On July 31, 1996, the Company acquired 100% of the issued and outstanding capital stock of HH Communications, Inc. ("HH"), which resells computer networking equipment and provides value-added services in connection with such equipment. On October 31, 1996, the Company acquired approximately 98.5% of the issued and outstanding capital stock of Datatec, a network integrator. The Company has no other current plan or agreement to acquire any other business. There can be no assurance that any other transaction will be consummated or that they will result in increased levels of profit for the Company. In addition, there can be no assurance that the Company will be able to integrate or manage successfully other acquired businesses.

                                   THE COMPANY

         In May 1994, Glasgal Communications, Inc., a New Jersey corporation incorporated in 1975 (the "Predecessor") merged with and into Sellectek Incorporated, a California corporation incorporated in 1983 ("Sellectek") (the "Merger"). The surviving entity, Sellectek, changed its name to Glasgal Communications, Inc. following the Merger and continued its existence under the laws of the State of California. The Merger provided the Company with an immediate infusion of approximately $750,000 in cash contributed by Sellectek and created a publicly-traded vehicle to finance the future growth of the Company's operations. Prior to the Merger, Sellectek was a publicly-traded company whose common stock was listed on Nasdaq under the symbol ("SLTK") without any on-going business operations. The Company's sole business is the business of the Predecessor, and while Sellectek was the survivor of the Merger, for accounting purposes, the Merger is treated as a reverse acquisition with the Predecessor as the acquiror. On January 29, 1996, the Company reincorporated into the State of Delaware. Glasgal Communications, Inc., a California
corporation, merged with and into Glasgal Communications, Inc., a Delaware corporation, which corporation was incorporated in January 1996. As used in this Prospectus, the term "Company" refers collectively to Glasgal Communications, Inc., the Predecessor, Signatel, a wholly owned subsidiary of the Company, CASI, of which the Company owns 80% of the issued and outstanding shares, HH, a wholly owned subsidiary of the Company, and Datatec, of which the Company owns approximately 98.5% of the issued and outstanding shares.

         The Company is an open systems integrator that designs, installs and services local and wide area networks which incorporate a broad range of computer hardware, networking systems and software products and provides software tools and services which simplify the integration of systems. The Company also distributes data communications equipment. Networks are used to distribute information which can be in the form of data, voice, images, video and facsimile to multiple users. A local area network ("LAN") allows for the transmission and sharing of data within one location. A wide area network ("WAN") allows for the transmission and sharing of data among many locations. The Company's strength as an open systems integrator lies in its WAN expertise, as well as its capabilities in connecting disparate computing systems thereby facilitating virtually seamless communication among organizations. As an open systems integrator, the Company provides consulting and design services, hardware, software, premises wiring, phone lines, installation and after- sales service.

         Although the Company was founded in 1975 as a distributor of data communications equipment and services, beginning in 1991 the Company began redirecting its efforts to become an open systems integrator providing complete computer network systems and integration services. The Company believes that the integration service sales will account for an increasingly larger percentage of the Company's sales in future periods.

         The Company is a single source supplier of equipment and telephone line services from a variety of providers. The Company is an authorized reseller of products for over 100 manufacturers and distributors, including Novell Inc., SCO Unix (Santa Cruz Operations, Inc.), Intel Corporation, Hewlett-Packard Co., Bay Networks, Inc., Sun Microsystems Computer Corporation, Micom Communications, Inc., Microcom Inc., Cisco Systems Inc., RAD Data Communications, Inc. and Racal-Datacom Inc. In addition, the Company resells telephone line services from major companies, including LDDS WorldCom, Inc., Metropolitan Fiber Systems, Inc. and Qwest Communications, Inc.

         The Company has 15 sales and service offices throughout the United States and five offices in Canada. The Company's export sales amounted to approximately 8.5% and 6.7% of net sales for the fiscal year ended April 30, 1996 and the three months ended July 31, 1996, respectively. These sales are for hardware only, which are sold to over fifty international agents around the world.

         The Company's objective is to become one of the leading open systems integrators providing complete enterprise networking solutions to national and international organizations. To achieve its objective, the Company will continue to supplement its core competency in data communications with its expertise in all aspects of networking and connectivity.

         On October 28, 1994, the Company consummated the acquisition of all of the voting capital stock of Signatel, a Canadian distributor of data communications equipment and services for 875,000 shares of Common Stock. The acquisition was accounted for as a pooling of interests.

         The Company's executive offices are located at 151 Veterans Drive, Northvale, New Jersey 07647. The telephone number of the Company is (201) 768-8082.

                               RECENT DEVELOPMENTS

         On April 24, 1996, the Company acquired 80% of the issued and outstanding capital stock of CASI for a purchase price of $500,000 cash and 44,260 shares of the Company's Common Stock. CASI is a provider of software tools and services to systems integrators independent software vendors, and corporate information system departments which simplify the design, installation, integration and support of information systems. These tools utilize a proprietary Application Definition Language to load information system configuration and messaging parameters into a common repository. This repository is used by each tool comprising the

Integrator's Workbench Product Series ("IWPS") to automate the administration of and information exchange among heterogeneous system environments. CASI also provides services which assist customers in using IWPS, or which use IWPS to distribute fully integrated systems in support of customer contracts.

         On July 31, 1996, the Company acquired 100% of the Common Stock of HH in exchange for 1,500,000 shares of the Company's Common Stock. HH resells computer networking equipment and provides value-added services in connection with such equipment.

         On September 30, 1996 and October 29, 1996 the Company consummated two separate financings with Southbrook International Investments, Ltd. (the "Southbrook Placements") pursuant to which it issued 250,000 shares of Series A Preferred and 25,000 shares of Series B Preferred, respectively. The net proceeds of the Southbrook Placements aggregating approximately $5,205,000 will be used to fund the working capital needs of the Company and Datatec.

         On October 31, 1996, the Company acquired approximately 98.5% of the Common Stock of Datatec in exchange for 4,000,000 shares of the Company's Common Stock. Datatec is a network integrator which provides full integration and deployment services to a wide range of customers concentrated in the retail market. Datatec has fifteen offices throughout the United States and one office in Canada, and has approximately 300 employees.

                                 USE OF PROCEEDS

         No net proceeds will be realized by the Company from the sale of the Shares offered hereby by the Selling Stockholder.

                               SELLING STOCKHOLDER

         The following table sets forth (i) the number of shares of Common Stock beneficially owned by the Selling Stockholder as of October 31, 1996, (ii) the number of Shares of Common Stock to be offered for resale by the Selling Stockholder and (iii) the number and percentage of shares of Common Stock to be beneficially owned by the Selling Stockholder after completion of the offering.

                                           No. of Shares of
                                             Common Stock            No. of
                                          Beneficially Owned         Shares           Shares Beneficially Owned
       Name                               at October 31, 1996       Offered                After Offering
------------------                     -------------------------    -------      ----------------------------------

                                                                                     Number             Percent(3)
                                                                                     ------             ----------
Southbrook International                      1,244,540(1)         2,756,938(2)        0                     *
Investments, Ltd......................

----------
(1) Approximation based on the hypothetical conversion of 250,000 shares of Series A Preferred and 25,000 shares of Series B Preferred on October 31, 1996. The actual number of shares of Common Stock that would be issuable to the Selling Stockholder upon conversion of the Series A Preferred and Series B Preferred is determined by the Conversion Formula based, in part, on the market price of the Common Stock determined as of the date of conversion and, therefore, can not be determined on the date hereof.

(2) The number of shares to be offered hereby was established pursuant to certain registration rights which were granted by the Company to the Selling Stockholder upon issuance of the Series A Preferred and the Series B Preferred. Such number was determined by multiplying two by the number of shares of the Company's Common Stock which would have been issuable by the Company upon conversion of the Series A Preferred and Series B Preferred on their respective dates of issuance.

(3) Assumes that all Common Stock offered by the Selling Stockholder is sold.

         The Registration Statement of which this Prospectus is a part was filed by the Company pursuant to certain registration rights granted to the Selling Stockholder. There is no assurance that the Selling Stockholder will convert the Series A Preferred or the Series B Preferred or, if converted, will otherwise opt to sell any of the Shares offered hereby. To the extent required, the specific Shares to be sold, the names of the Selling Stockholder, other additional shares of Common Stock beneficially owned by such Selling Stockholder, the public offering price of the Shares to be sold, the names of any agent, dealer or underwriter employed by such Selling Stockholder in connection with such sale, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.

         The Shares covered by this Prospectus may be sold from time to time so long as this Prospectus remains in effect. Since the Selling Stockholder may be liable if it sells Shares when this Prospectus is not in effect, the Company has agreed to notify the Selling Stockholder if at any time this Prospectus is no longer in effect. The Selling Stockholder expects to sell the Shares at prices then attainable, less ordinary brokers' commissions and dealers' discounts as applicable.

         The Selling Stockholder and any broker or dealer to or through whom any of the Shares are sold may be deemed to be underwriters within the meaning of the Securities Act with respect to the Common Stock offered hereby, and any profits realized by the Selling Stockholder or such brokers or dealers may be deemed to be underwriting commissions. Brokers' commissions and dealers' discounts, taxes and other selling expenses to be borne by the Selling Stockholder are not expected to exceed normal selling expenses for sales over-the-counter or otherwise, as the case may be. The registration of the Shares under the Securities Act shall not be deemed an admission by the Selling Stockholder or the Company that the Selling Stockholder is an underwriter for purposes of the Securities Act of any Shares offered under this Prospectus.

                                 TRANSFER AGENT

         The transfer agent, warrant agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION

         This Prospectus covers 2,756,938 shares of the Company's Common Stock issuable upon the conversion of 250,000 shares of Series A Preferred by the Selling Stockholder and 256,938 shares of the Company's Common Stock issuable upon the conversion of 25,000 shares of Series B Preferred by the Selling Stockholder. All of the Shares offered hereby are being sold by the Selling Stockholder. The securities covered by this Prospectus may be sold under Rule 144 instead of under this Prospectus. The Company will realize no proceeds from the sale of the Shares by the Selling Stockholder or upon the conversion of the Series A Preferred or Series B Preferred.

         The distribution of the Shares by the Selling Stockholder is not subject to any underwriting agreement. The Selling Stockholder or its pledgees, donees, transferees or other successors in interest therefrom may sell the Shares offered hereby from time to time in transactions on one or more exchanges, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. In addition, from time to time the Selling Stockholder may engage in short sales, short sales against the box, puts and calls and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the shares in connection therewith.

         From time to time the Selling Stockholder may pledge its Shares pursuant to the margin provisions of its customer agreements with its brokers. Upon a default by the Selling Stockholder, the broker may offer and sell the pledged Shares.

         Such transactions may be effected by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of the customary commissions). The Selling Stockholder and any broker-dealers that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder will pay any transaction costs associated with effecting any sales that occur.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by the Company and the Selling Stockholder.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market-making activities with respect to the Company's Common Stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6, 10b-6A and 10b-7, which provisions may limit the timing of the purchases and sales of shares of Common Stock by the Selling Stockholder.

         The Selling Stockholder is not restricted as to the price or prices at which it may sell its Shares. Sales of such Shares may have an adverse effect on the market price of the Common Stock. Moreover, the Selling Stockholder is not restricted as to the number of Shares that may be sold at any time, and it is possible that a significant number of Shares could be sold at the same time which may also have an adverse effect on the market price of the Company's Common Stock.

         The Company has agreed to pay all fees and expenses incident to the registration of the Shares, except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the Selling Stockholder.

         This Prospectus also may be used, with the Company's consent, by donees or other transferees of the Selling Stockholder, or by other persons acquiring the Common Stock under circumstances requiring or making desirable the use of this Prospectus for the offer and sale of such shares.

                                  LEGAL MATTERS

         The legality of the Shares offered hereby will be passed upon for the Company by Olshan Grundman Frome & Rosenzweig LLP, New York, New York. A member of Olshan Grundman Frome & Rosenzweig LLP holds options to purchase 38,293 shares of Common Stock. Robert H. Friedman, a member of Olshan Grundman Frome & Rosenzweig LLP, is a director of the Company and holds options to purchase 87,146 shares of Common Stock.

                                     EXPERTS

         The consolidated financial statements of the Company as of April 30, 1994, 1995, and 1996 and for the year ended December 31, 1993, and the four months ended April 30, 1994 included in the Company's Form

10-K for the fiscal year ended April 30, 1996, which is incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         The financial statements of the Company's wholly-owned subsidiary, Signatel Ltd., for the year ended November 30, 1993 included in the Company's Form 10-K for the fiscal year ended April 30, 1996, which is incorporated herein by reference, have been audited by Deloitte & Touche, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         To the extent that a firm of independent public accountants audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference herein in reliance upon their report and said authority.

                              CHANGE OF ACCOUNTANTS

         In June 1994, the Company determined to change accountants to Arthur Andersen LLP. The Company's prior auditors, KPMG Peat Marwick resigned. On the same date, the Company engaged Arthur Andersen LLP to audit its financial statements. The decision to change accountants was made with the approval of the Company's Board of Directors.

         The Company believes, and has been advised by KPMG Peat Marwick that it concurs in such belief, that, during the fiscal year ended December 31, 1993 and subsequent thereto, the Company and KPMG Peat Marwick did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG Peat Marwick, would have caused it to make reference in connection with its report on the Company's financial statements to the subject matter of the disagreement.

         No report of KPMG Peat Marwick on the Company's financial statements for either of the past two fiscal years contained an adverse opinion, a disclaimer or opinion or a qualification or was modified as to uncertainty, audit scope or accounting principles. During such fiscal periods, there were no "reportable events" within the meaning of Item 304(a)(1) of Regulation S-K promulgated under the Securities Act.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the

"Commission"). Such material may also be accessed electronically by means of the Commission's home page on the Internet at http//www.sec.gov. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 upon payment of the fees prescribed by the Commission. In addition, reports, proxy statements and other information concerning the Company (symbol: GLAS) can be inspected and copied at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006, on which the Common Stock of the Company is listed.

         The Company has also filed with the Commission a Form S-3 Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, copies of which may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission.

================================================================================
No dealer, salesman or any other person is authorized to give any information or to make any representations in connection with this offering not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Securities offered by this Prospectus or an offer by any person in any jurisdiction where such an offer or solicitation is not authorized or is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to its date.

                                   ----------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Incorporation of Certain Documents
  By Reference.........................................                       3
Risk Factors...........................................                       4
The Company............................................                       9
Recent Developments....................................                      10
Use of Proceeds........................................                      11
Selling Stockholder....................................                      11
Transfer Agent.........................................                      13
Plan of Distribution...................................                      13
Legal Matters..........................................                      14
Experts................................................                      14
Change of Accountants..................................                      15
Available Information..................................                      15

                                   ----------

                          GLASGAL COMMUNICATIONS, INC.

                        2,756,938 SHARES OF COMMON STOCK

================================================================================


================================================================================


                                   ----------

                                   PROSPECTUS

                                   ----------


                               November [ ], 1996


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the various expenses which will be paid by the Company in connection with the securities being registered. With the exception of the SEC registration fee, all amounts shown are estimates.

SEC registration fee..........................................       $4,912.36
Nasdaq listing expenses.......................................        2,000.00
Printing expenses.............................................        5,000.00
Legal fees and expenses (including Blue
Sky)..........................................................       10,000.00
Accounting Fees and Expenses..................................        1,500.00
Miscellaneous.................................................          587.64
         Total................................................     $ 24,000.00
                                                                   ===========

ITEM 15. Indemnification of Directors and Officers.

         Article 6 of the Company's By-laws authorize indemnification of directors and officers as follows:

         The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as that Section may be amended and supplemented from time to time, indemnify any director, officer or trustee which it shall have power to indemnify under the Section against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification provided for in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote on stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer or trustee and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

         Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware.

         To assure indemnification under this Article of all such persons who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, such Section 145 shall, for the purposes of this Article, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

         Section 145 of the Delaware General Corporation Law provides as follows:

                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A  corporation  may  indemnify  any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

                  (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A  corporation  shall have power to purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h)  For  purposes  of  this   section,   references  to  "the
         corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participant and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Company maintains a directors and officers insurance and company reimbursement policy. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburses the Company for such loss for which the Company has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which relate to the offering hereunder.

         The Company has entered into indemnity agreements with each officer and director of the Company. The contracts provide for indemnification of such persons against expenses, liabilities and losses.

Item 16. Exhibits and Financial Statement Schedules

         (a) Exhibits:

EXHIBIT NO.
-----------
    *4              Specimen Certificate of the Company's Common Stock.
     5              Opinion of Olshan Grundman Frome & Rosenzweig LLP
                    with respect to legality of the Common Stock.
    23.1            Consent of Olshan Grundman Frome & Rosenzweig LLP,
                    included in Exhibit No. 5.
    23.2            Consent of Arthur Andersen LLP, independent public
                    accountants.
    23.3            Consent of Deloitte and Touche, independent public
                    accountants.
    24.1            Power of Attorney, included on the signature page to
                    this Registration Statement.

----------
*        Incorporated by reference to the Company's Registration
         Statement on Form S-3, filed with the Commission on April 8, 1996 (Commission File No. 333-03414).

Item 17. Undertakings.

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities

Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northvale, State of New Jersey on the fifth day of November, 1996.

                                       GLASGAL COMMUNICATIONS, INC.

                                       By:      /s/ Isaac J. Gaon
                                                --------------------------------
                                                      Isaac J. Gaon
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RALPH GLASGAL and ISAAC J. GAON, his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                  TITLE                     DATE
           ---------                  -----                     ----

/s/ Ralph Glasgal              Chairman of the Board
--------------------------     and President
Ralph Glasgal                                                November 5, 1996

/s/ Isaac J. Gaon              Chief Executive Officer
--------------------------     and Director (principal
Isaac J. Gaon                  executive officer)            November 5, 1996

                               Director
--------------------------
Joseph M. Salvani                                            November 5, 1996

/s/ Robert H. Friedman         Director
--------------------------
Robert H. Friedman                                           November 5, 1996

/s/ Maurice Kulik              Director
--------------------------
Maurice Kulik                                                November 5, 1996

/s/ Thomas Berry               Director
--------------------------
Thomas Berry                                                 November 5, 1996

/s/ David Milch                Director
--------------------------
David Milch                                                  November 5, 1996

/s/ James M. Caci              Chief Financial Officer
--------------------------     (principal financial and
James M. Caci                  accounting officer)           November 5, 1996


                                      II-8